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                                                                     EXHIBIT 3.3

                                   EXHIBIT A

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                              MASTECH CORPORATION
                              -------------------

                                  1.  Name.
                                      ----

     The name of the corporation shall be iGate Capital Corporation (herein called the "Corporation").

                           2.  Registered Office.
                               -----------------

     The location and post office address of the Corporation's registered office in the Commonwealth of Pennsylvania is 1004 McKee Road, Oakdale, Pennsylvania 15071.

                           3.  Purpose and Powers.
                               ------------------

     The Corporation was incorporated under the Business Corporation Law of 1933 and is currently subject to the Business Corporation Law of 1988, as amended (hereinafter, the "BCL"), and shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the BCL and the date of filing of its original Articles of Incorporation with the Secretary of the Commonwealth of Pennsylvania was November 12, 1996.

                           4.  Term of Existence.
                               -----------------
     The term for which the Corporation shall exist is perpetual.

                             5.  Capital Stock.
                                 -------------

     5.1  Authorized Shares.
          -----------------

          The aggregate number of shares which the Corporation shall have authority to issue is:

          (a)  100,000,000 shares of Common Stock, $.01 par value;
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          (b)  1 share of Series A Preferred Stock, without par value; and

          (c) 19,999,999 shares of additional Preferred Stock, without par value.

          The Series A Preferred Stock and the Undesignated Preferred Stock are hereinafter collectively referred to as the "Preferred Stock".

     5.2  Preferred Stock.
          ---------------

          The Board of Directors is authorized to divide the Preferred Stock into series and, as to each series, to determine the designation and number of shares of such series and the voting rights, preferences, limitations and special rights, if any, of the shares of such series. Such divisions and determinations shall be set forth in one or more amendments to these Articles adopted by the Board of Directors.

          The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges in respect of the authorized capital stock of the Corporation.

          NO DIVIDENDS. The holder of Series A Preferred shall not be entitled to receive any dividends declared and paid by the Corporation.

          VOTING RIGHTS. Except as otherwise required by law or the Articles of Incorporation, (i) the holder of record of the share of Series A Preferred shall have a number of votes equal to the number of outstanding Non-Voting Exchangeable Shares ("Exchangeable Shares") of Quantum Information Resources Limited, a Canadian corporation ("Quantum"), from time to time which are not owned by the Corporation, any of its subsidiaries or any person directly or indirectly controlled by or under common control of the Corporation, in each case for the election of directors and on all matters submitted to a vote of the shareholders of the Corporation, and (ii) in respect of all matters concerning the voting of shares, the Series A Preferred and the common stock of the Company shall vote as a single class.

          LIQUIDATION PREFERENCE. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and subject to any prior rights of holders of shares of preferred stock ranking senior to the Series A Preferred, the holder of the share of Series A Preferred shall be paid an amount equal to $1.00, together with payment to any class of stock ranking equally with the Series A Preferred, and before payment shall be made to holders of any stock ranking on liquidation junior to the Series A Preferred (such amount payable with respect to the Series A Preferred being referred to as the "Series A Preferred Liquidation Preference Payment").

          RANKING. The Series A Preferred shall rank junior in all respects to any other series of Preferred Stock now or hereafter issued by the Corporation.

          OTHER PROVISIONS. (a) Pursuant to the terms of that certain Combination and Exchange Agreement, dated as of June 1, 1998, as amended (the "Purchase Agreement"),

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among the Company and Quantum, Quantum Management Investments Limited, Lyon
Gould, King Moore Consultants Limited, King Moore, 412977 Ontario Limited and Hilary Bruun, the one share of Series A Preferred is being issued to the trustee (the "Trustee") under the Trust Agreement, dated as of June 1, 1998 by and between the parties to the Purchase Agreement and the Trustee. (b) The holder of the share of Series A Preferred is entitled to exercise the voting rights attendant thereto in such manner as such holder desires. (c) At such time as the Series A Preferred has no votes attached to it because there are no Exchangeable Shares of Quantum outstanding which are not owned by the Corporation or any of its subsidiaries, the Series A Preferred shall be cancelled.

     5.3  Common Stock.
          ------------

          Except for and subject to those rights expressly granted to holders of the Preferred Stock, or any series thereof, by one or more amendments to these Articles adopted by the Board of Directors, and except as provided by the laws of the Commonwealth of Pennsylvania, holders of the Common Stock shall have exclusively all other rights of shareholders. All shares of Common Stock issued or to be issued shall be alike in every particular.

     5.4  Uncertificated Shares.
          ---------------------

          The Corporation may utilize uncertificated shares of Common Stock and Preferred Stock to represent stock interests of its shareholders. Notwithstanding any provision of law or any bylaw to the contrary, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

     5.5  Cumulative Voting.
          -----------------

          The holders of Common Stock shall not be entitled to cumulate their votes in the election of directors.

                           6.  Board of Directors.
                               ------------------

     6.1  Number, Election, etc.
          ---------------------

          The Board of Directors shall be comprised as follows:

          (a)  Number.
               ------

          The Board of Directors shall consist of five (5) persons plus such number of additional directors as the holders of any class or series of stock having a preference over the Common Stock as to dividends or assets, voting separately as a class or series, shall have the right from time to time to elect.

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          (b)  Classes, Election and Terms.
               ---------------------------

          The directors elected by the holders of voting stock shall be classified in respect to the time for which they shall severally serve on the Board of Directors by dividing them into three classes, each of whose members shall serve for staggered three-year terms. At each annual meeting of the shareholders, the shareholders shall elect directors of the class whose term then expires, to serve until the third succeeding annual meeting. Except as otherwise provided in these Articles, each director shall serve for the term for which elected and until his or her successor shall be elected and shall qualify.

          (c)  Quorum and Board Action.
               -----------------------

          Notwithstanding any provision of law or any bylaw to the contrary, 80% of the directors then serving shall constitute a quorum for the transaction of business, and any actions of the Board of Directors shall require the affirmative vote of at least 80% of directors then serving.

          (d)  Removal of Directors.
               --------------------

          Notwithstanding any provision of law or any bylaw to the contrary, shareholders may remove a director or directors from the Board of Directors at any time without cause by the affirmative vote of at least 66 2/3% of the votes cast by shareholders of the Corporation, voting together as a single class.

          (e)  Vacancies.
               ---------

          Vacancies on the Board of Directors shall be filled only by a majority vote of the remaining directors. All such directors elected to fill vacancies shall serve on the Board for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                         7.  Shareholders Meetings.
                             ---------------------

     7.1  Nominations of Director Candidates.
          ----------------------------------

          Nominations for the election of directors may be made only by the Board of Directors or a committee appointed by the Board of Directors, or by any record holder of stock entitled to vote in the election of the directors; provided, however, that a nomination may be made by a shareholder only if written notice of such nomination has been received by the Secretary of the Corporation not later than 120 days in advance of the meeting at which the election is to be held; provided further, however, that in the event that less than 130 days' notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholders to be timely must be received not later than the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first

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occurs. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination, and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. If the Corporation receives notice from a shareholder pursuant to this Article 7.1 and such notice, in the judgment of the Board of Directors, fails to comply with the requirements set forth in this Article 7.1 in any respect, then the Corporation shall notify the shareholder of the deficiencies with such notice within ten days of the Corporation's receipt of such notice. Commencing on the day of receipt of the deficiency notification from the Corporation, the shareholder shall have ten days to cure all deficiencies and provide the Corporation with notice which conforms to the requirements of this Article 7.1.

          A shareholder shall be entitled to re-submit a notice as provided in this Article 7.1 only once for each annual meeting of the shareholders. Only candidates who have been nominated in accordance with this Article 7.1 shall be eligible for election by the shareholders as directors of the Corporation.

     7.2  Business to be Transacted.
          -------------------------

          At any annual meeting or special meeting of shareholders, only such business as is properly brought before the meeting in accordance with this
Article 7.2 may be transacted. To be properly brought before any meeting, any proposed business must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) if brought before the meeting by a shareholder, then (x) the shareholder must have been a shareholder of record on the record date for the determination of shareholders entitled to vote at the annual meeting, and (y) only if written notice of such proposed business has been received by the Secretary of the Corporation not later than 120 days in advance of the meeting at which the business is proposed to be transacted; provided, however, that in the event that less than 130 days' notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder to be timely must be received not later than the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. There will be no opportunity to cure any deficiencies within any notice given pursuant to this
Article 7.2.

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     7.3  Vote Required for Fundamental Changes.
          -------------------------------------

          In addition to any vote required by law, the affirmative vote of holders of at least 66 2/3% of the votes cast by shareholders eligible to vote thereon, voting together as a single class, shall be necessary to approve any action for which shareholder approval is required under Subchapters B, C, D, E and F of Chapter 19 (Fundamental Changes) of the BCL (the "Fundamental Change"), and any successor provisions thereto; provided, however, that the additional affirmative vote required by this Article 7.3 shall not apply to any Fundamental Change if such Fundamental Change is approved, recommended and submitted to the shareholders for their consideration by the unanimous vote of the directors of the Corporation then serving.

     7.4  Partial Written Consents.
          ------------------------

          Any action required or permitted to be taken at a meeting of the shareholders, or of a class of shareholders, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consents shall be filed with the secretary of the Corporation. The action shall become effective immediately upon its authorization, or at such later time as shall be specified in the said written consent, but prompt notice of the action shall be given to those shareholders entitled to vote thereon who have not consented thereto.

                 8.  Inapplicability of Certain Provisions.
                     -------------------------------------

     Notwithstanding any law or bylaw of the Corporation to the contrary, the provisions of Subchapters E, F, G and H of Chapter 25 (Registered Corporations) of the BCL, and any successors thereto, shall not be applicable to the Corporation.

                    9.  Personal Liability of Directors.
                        -------------------------------

     9.1  Personal Liability of Directors; Indemnification.
          ------------------------------------------------

     A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under Subchapter B of Chapter 17 of the BCL and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not eliminate or limit (i) the responsibility or liability of such director pursuant to any criminal statute, or (ii) the liability of a director for the payment of taxes pursuant to local, state or federal law. Any repeal, modification or adoption of any provision inconsistent with Article 9.1 shall be prospective only, and neither the repeal or modification of this provision nor the adoption of any provision inconsistent with this provision shall adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification or the adoption of such inconsistent provision.

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     9.2  Mandatory Indemnification of Directors and Executive Officers.
          -------------------------------------------------------------

          (a) The Corporation shall indemnify and hold harmless to the full extent not prohibited by law, as the same exists or may hereinafter be amended, interpreted or implemented (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Corporation is permitted to provide prior to such amendment), each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as a witness or otherwise) any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Corporation or otherwise (hereinafter, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the heir, executor or administrator, is or was a director or executive officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise (including without limitation service with respect to employee benefit plans), or where the basis of such proceeding is any alleged action or failure to take any action by such person while acting in an official capacity as a director or executive officer of the Corporation, or in any other capacity on behalf of the Corporation while such person is or was serving as a director or executive officer of the Corporation, against all expenses, liability and loss, including but not limited to attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement (whether with or without court approval), actually and reasonably incurred or paid by such person in connection therewith.

          (b) Notwithstanding the foregoing, except as provided in Article 9.3 below, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          (c) Subject to the limitation set forth above concerning proceedings initiated by the person seeking indemnification, the right to indemnification conferred in this Article 9.2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding (or part thereof) or in enforcing his or her rights under this
Article 9.2 in advance of the final disposition thereof promptly after receipt by the Corporation of a request therefor stating in reasonable detail the expenses incurred; provided, however, that to the extent required by law, the payment of such expenses incurred by a director or executive officer of the Corporation in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of such person, to repay all amounts so advanced if and to the extent it shall ultimately be determined by a court that he or she is not entitled to be indemnified by the Corporation under this Article 9.2 or otherwise.

          (d) The right to indemnification and advancement of expenses provided herein shall continue as to a person who has ceased to be a director or executive officer of the Corporation or to serve in any of the other capacities described herein, and shall inure to the benefit of the heirs, executors and administrators of such person.

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     9.3  Payment of Indemnification.
          --------------------------

          If a claim for indemnification under Article 9.2 hereof is not paid in full by the Corporation within thirty (30) days after a written claim therefor has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part on the merits or otherwise in establishing his or her right to indemnification or to the advancement of expenses, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

     9.4  Non-Exclusivity of Rights.
          -------------------------

          The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of a final disposition conferred in Article
9.2 and the right to payment of expenses conferred in Article 9.3 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any bylaw, agreement, vote of shareholders, vote of directors or otherwise, both as to actions in his or her official capacity and as to actions in any other capacity while holding that office, the Corporation having the express authority to enter into such agreements or arrangements as the Board of Directors deems appropriate for the indemnification of and advancement of expenses to present or future directors and officers as well as employees, representatives or agents of the Corporation in connection with their status with or services to or on behalf of the Corporation or any other corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, for which such person is serving at the request of the Corporation.

     9.5  Funding.
          -------

          The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, including its obligation to advance expenses, whether arising under or pursuant to this Article 9 or otherwise.

     9.6  Insurance.
          ---------

          The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer or representative of the Corporation, or is or was serving at the request of the Corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation has the power to indemnify such person against such liability under the laws of Pennsylvania or any other state.

     9.7  Modification or Repeal.
          ----------------------

          Neither the modification, amendment, alteration or repeal of this
Article 9 or any of its provisions nor the adoption of any provision inconsistent with this Article 9 or any of its provisions shall adversely affect the rights of any person to indemnification and advancement of

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expenses existing at the time of such modification, amendment, alteration or repeal or the adoption of such inconsistent provision.

                           10.  Bylaw Amendments.
                                ----------------

     The Board of Directors may adopt, amend or repeal the Bylaws with respect to those matters which under the BCL are not reserved exclusively to the shareholders. No Bylaw may be adopted, amended or repealed by the shareholders unless, in addition to any other vote required by law, these Articles or otherwise, such action is approved by the vote of holders of at least 66 2/3% of the votes cast by shareholders eligible to vote thereon, voting together as a single class; provided, however, that the additional affirmative vote required by this Article shall not apply to any shareholder adoption, amendment or repeal of any Bylaw provision if such action is approved, recommended and submitted to the shareholders for their consideration by the unanimous vote of the directors of the Corporation then serving.

                11.  Reservation of Right to Amend Articles.
                     --------------------------------------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles in the manner now or hereafter prescribed by law and these Articles, and all rights conferred upon shareholders herein are granted subject to this reservation.

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